Exhibit 99.1

American Resources Corporation Signs Exclusive Licenses for Rare
Earth Mineral Processing and Graphene Patents from Ohio
University

Patents and technologies enhance the Company’s “Capture. Process. Purify.” technology chain for rare earth mineral production

The processing technology utilizes coal, coal byproduct and fly ash electrolysis for rare earth separation, graphene, hydrogen, liquid fuels and carbon nanotubes production

February 16, 2021 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / February 16, 2021 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure marketplace, today announced that it has expanded its patent and technology base to be used for rare earth element (“REE”) and critical mineral separation as well as the future production of graphene and advanced carbon products. The suite of patents was originally developed by Dr. Gerardine Botte, the current Whitacre Department Chair in Chemical Engineering at Texas Tech University, an independent board member of American Resources Corporation and Chief Technical Officer of Advanced Carbon Materials, a subsidiary of American Resources Corporation. Dr. Botte developed and patented these technologies when she served as Ohio University’s Distinguished Professor and Russ Professor of Chemical and Biomolecular Engineering.

Pursuant to the licensing agreement, American Resources has the exclusive domestic rights, and the exclusive option on international rights for the following patents:

●
Coal Electrolysis: Hydrogen, Liquid Fuels, and Carbon Nanotubes Production

●
Simultaneous Removal of Ammonia, Urea, and Metals from Water

●
Methods for the Synthesis of Graphene from Coal, Carbon Chars, and Carbon Solid Sources

●
Roll-to-Roll Transfer of Graphene and Substrate Recovery

Dr. Botte comments, “I am excited and anxious to get started on commercializing these patents that I have put my heart and soul into developing and refining. These patents and further work we are conducting with electrolysis lives at the heart of the “Process” stage of American Rare Earth’s “Capture-Process-Purify” technology chain that we have been building as a company. The amazing aspect of electrolysis is that it will not only help us separate and improve our rare earth oxide concentrate, but it can also be a profit center from the byproducts derived during the operation and be an overall environmentally positive process.”

The licensed suite of technologies is centered around the use of electrolysis for the separation and processing of carbon, coal waste and carbon byproducts, including fly ash as a feedstock. The ability to utilize the technology to process and separate metals and ions from water and other materials acts as a complimentary process to chromatography, which has been identified as the final stage of the Company’s purification and isolation technology. Additionally, this technology has the ability to provide a clean and viable solution for fly ash reprocessing and mitigate potential long term environmental issues for existing and former coal fired power plants. During the rare earth separation process the Company will also have the ability to create high-value byproducts to be used to offset costs or drive profits such as graphene, purified carbon, purified fly ash and hydrogen.

Mark Jensen, CEO of American Resources Corporation added, “Several years ago, we set out to achieve an efficient and environmentally safer way to produce critical and rare earth elements through recycling and reprocessing waste streams and materials in the domestic market. Today we can officially say that this technology and these patents that we have secured from Ohio University, with the assistance of their great team, significantly enhances our process chain of technologies at a worldwide competitive cost structure. When building our “Capture. Process. Purify.” technology chain, we laser focused in on securing this technology and bringing Dr. Botte in as a team member. We are fortunate to build this team and secure these technologies at a time when innovation is needed to meet the electrification market needs as well as our national security. Now, our focus is squarely on commercializing our process chain and letting the bright minds we have brought together to execute on our collective vision for the future –make the United States energy independent inclusive of the electrification market.”

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

About American Resources Corporation
American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact

Matt Sheldon, Precision Public Relations, 917-280-7329, matt@precisionpr.co

Investor Contact

Jenene Thomas, JTC Team, LLC, 833-475-8247, AREC@jtcir.com

Todd McKnight, RedChip Companies Inc., 800-733-2447, Info@redchip.com

Company Contact

Mark LaVerghetta, Vice President of Corporate Finance and Communications, 317-855-9926 ext. 0, investor@americanresourcescorp.com

Source: American Resources Corporation